UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 27, 2009, Raptor Pharmaceuticals Corp., a Delaware corporation (“Raptor”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with TorreyPines Therapeutics, Inc., a Delaware corporation (“TorreyPines”), and ECP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of TorreyPines, (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, TorreyPines will acquire Raptor in a stock-for-stock reverse triangular merger (the “Merger”). In the Merger, Merger Sub will be merged with and into Raptor, with Raptor surviving the merger as a wholly-owned subsidiary of TorreyPines.

Upon the terms and subject to the conditions set forth in the Merger Agreement, TorreyPines will issue, and holders of Raptor’s common stock will receive, shares of common stock of TorreyPines, such that following the consummation of the transactions contemplated by the Merger Agreement, then-current stockholders of Raptor are expected to own approximately 95% of the common stock of the combined company and current TorreyPines stockholders are expected to own approximately 5% of the common stock of the combined company. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Raptor, TorreyPines and Merger Sub, upon consummation of the transactions contemplated by the Merger Agreement, each share of Raptor’s common stock issued and outstanding immediately prior to the Merger will be canceled, extinguished and automatically converted into the right to receive that number of shares of TorreyPines’ common stock as determined pursuant to the exchange ratio described in the Merger Agreement. In addition, TorreyPines will assume options and warrants to purchase shares of Raptor’s common stock which will become exercisable for shares of TorreyPines’ common stock, adjusted in accordance with the same exchange ratio.

During the period of time between the signing of the Merger Agreement and the effectiveness of the Merger, TorreyPines has agreed to not take certain actions, without the prior written consent of Raptor, with respect to, among other things, TorreyPines’ organizational documents, capital stock, certain expenditures, incurrence of debt, sale, lease, exchange or license of certain assets, as well as other matters. Raptor and TorreyPines are prohibited, subject to certain exceptions, from soliciting and negotiating additional offers from third parties to purchase or merge with Raptor or TorreyPines, respectively.

The consummation of the Merger is subject to closing conditions, including among other things, (i) the filing by TorreyPines with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 with respect to the registration of the shares of TorreyPines’ common stock to be issued in the Merger, and a declaration of its effectiveness by the SEC, (ii) approval and adoption of the Merger Agreement and Merger by the requisite vote of the stockholders of Raptor, (iii) approval of the issuance of shares of TorreyPines’ common stock in connection with the Merger by the requisite vote of TorreyPines’ stockholders, (iv) the approval of the filing of a charter amendment by the requisite vote of the TorreyPines’ stockholders and (v) conditional approval for the listing of TorreyPines’ common stock to be issued in the Merger on the Nasdaq Capital Market, or, if agreed to by Raptor and TorreyPines, the Nasdaq Global Market. In order to comply with Nasdaq listing requirements, TorreyPines intends to seek stockholder approval to effect a reverse stock split of its common stock in conjunction with the closing of the Merger.

The Merger Agreement contains certain termination rights for both Raptor and TorreyPines, and further provides that, upon termination of the Merger Agreement under specified circumstances, Raptor may be required to reimburse TorreyPines for certain of its costs and expenses incurred in connection with the Merger in an amount not to exceed $250,000 and TorreyPines may be required to reimburse Raptor for certain of its costs and expenses incurred in connection with the Merger in an amount not to exceed $250,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the joint press release issued by Raptor and TorreyPines announcing the Merger is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Raptor, TorreyPines or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Raptor, TorreyPines, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Raptor’s or TorreyPines’ public disclosures.

Voting Agreements

On July 27, 2009, contemporaneously with the execution of the Merger Agreement, certain officers and directors of Raptor, who together beneficially own approximately 11% of the outstanding common stock of Raptor, entered into voting agreements with Raptor and TorreyPines in favor of TorreyPines agreeing, among other things, to vote all shares of Raptor’s common stock held by them: (a) in favor of the adoption of the Merger Agreement; and (b) generally against any action or agreement submitted to Raptor’s stockholders that would result in a breach of Raptor’s representations, warranties, covenants or other obligations under the Merger

Agreement. On July 27, 2009, contemporaneously with the execution of the Merger Agreement, certain officers and directors of TorreyPines, who together beneficially own approximately 1% of the outstanding common stock of TorreyPines, entered into voting agreements on similar terms with Raptor and TorreyPines in favor of Raptor agreeing, among other things, to vote all shares of TorreyPines’ common stock held by them: in favor of (a) the issuance of TorreyPines’ common stock to be issued in the Merger; (b) the filing of the charter amendment to TorreyPines’ certificate of incorporation; (c) the election of the members of Raptor’s board of directors to TorreyPines’ board of directors; and (d) generally against any action or agreement submitted to TorreyPines’ stockholders that would result in a breach of TorreyPines’ representations, warranties, covenants or other obligations under the Merger Agreement. The voting agreements terminate upon any termination of the Merger Agreement in accordance with its terms and certain other circumstances set forth therein. In connection with the voting agreements, the stockholder parties thereto have also granted an irrevocable proxy to Raptor or TorreyPines, respectively, to vote their shares of TorreyPines’ common stock or Raptor’s common stock, respectively, in the manner described above.

The foregoing description of the voting agreements is not complete and is qualified in its entirety by reference to the voting agreements, forms of which are filed as Exhibits 99.2 and 99.3 hereto and are incorporated herein by reference. The forms of voting agreements have been included to provide information regarding their respective terms. They are not intended to provide any other factual information about Raptor, TorreyPines or Merger Sub. Such information can be found elsewhere in this Current Report on Form 8-K and in the other public filings TorreyPines makes with the SEC, which are available without charge at www.sec.gov.

Rights Agreement

As of July 27, 2009, a Rights Agreement Amendment (the “Rights Agreement Amendment”) was executed that amends that certain Rights Agreement dated May 13, 2005, as previously amended, between TorreyPines and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company)(the “Rights Agreement”). The Rights Agreement Amendment, which is attached as Exhibit 4.1 hereto, serves to exclude the pending merger transaction described above between Raptor and TorreyPines from triggering a distribution of rights dividends under the Rights Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 with respect to the Rights Agreement Amendment is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the Merger described herein, TorreyPines will file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement/prospectus of Raptor and TorreyPines.. Investors and security holders of Raptor and TorreyPines are urged to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the Merger when it becomes available because it will contain important information about Raptor, TorreyPines and the Merger. TorreyPines’ stockholders will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Raptor and TorreyPines, without charge, at the SEC’s Internet website (www.sec.gov). Copies of the joint proxy statement/prospectus and TorreyPines’ filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to TorreyPines Therapeutics, Inc., 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037, Attention: Investor Relations or at the email address: cjohnson@tptxinc.com.

In addition to the registration statement and related joint proxy statement/prospectus, TorreyPines files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Ra TorreyPines tor at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. TorreyPines’ filings with the SEC are also available to the public from commercial document-retrieval services and at SEC’s website at www.sec.gov, and from investor relations at TorreyPines at the address above.

Participants in the Solicitation

Raptor, TorreyPines, Merger Sub and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of TorreyPines in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the joint proxy statement/prospectus described above.

Additional information regarding the directors and executive officers of TorreyPines is also included in TorreyPines’ Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on March 27, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at TorreyPines at the address above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 27, 2009, as part of the execution of the Merger Agreement by TorreyPines, each director of TorreyPines has agreed to resign as a director contingent upon the closing of the Merger as described in Item 1.01 above. The effective date of such resignations has not yet been set.

Employment Agreements

Ev Graham

On July 27, 2009, TPTX, Inc., a Delaware corporation and wholly-owned subsidiary of TorreyPines (“TPTX”), entered into a second amended and restated employment agreement with our Chief Executive Officer, Evelyn Graham. The second amended and restated employment agreement amends and restates the previously disclosed employment agreement between TorreyPines, TPTX and Ms. Graham dated September 1, 2008, as amended February 3, 2009. This second amended and restated employment agreement was entered into in connection with the Merger and will become effective only upon the closing of the Merger. Upon effectiveness, if the Merger closes, this second amended and restated employment agreement shall replace and supersede all prior employment agreements between Ms. Graham and TPTX and/or TorreyPines.

This second amended and restated agreement, once effective, will remain effective through February 28, 2010 and may be terminated by Ms. Graham or TPTX at any time, with or without cause. Ms. Graham’s second amended and restated employment agreement reflects her current annual base salary of $350,000. The agreement does not provide for any annual bonus or vacation.

Pursuant to the terms of Ms. Graham’s second amended and restated employment agreement, in the event that Ms. Graham is terminated for any reason, Ms. Graham will be entitled to continue to receive her base salary through February 28, 2010.

In addition, if, following the effective time of Ms. Graham’s second amended and restated employment agreement and prior to February 28, 2010, TPTX (i) sells to a third party buyer any equity securities of TPTX and the proceeds from such sale are used primarily for the development of TPTX’s product designated NGX426, (ii) completes a change of control transaction or (iii) enters into a partnership, option, or similar arrangement and such sale or equivalent transaction as described in clauses (i), (ii) or (iii) above is approved by TPTX and is for aggregate cash consideration (net of all costs and expenses associated with the sale) received by TPTX on or before February 28, 2010 of not less than $10 million, then promptly following the closing of such sale or equivalent transaction, (A) TPTX shall pay to Ms. Graham an amount equal to (a) 3.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (b) 41%, and (B) TorreyPines shall pay to Ms. Graham an amount equal to (x) 2.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (y) 41%.

The foregoing description of Ms. Graham’s second amended and restated employment agreement is not complete and is qualified in its entirety by reference to a copy of Ms. Graham’s second amended and restated employment agreement filed as Exhibit 10.1 to this Form 8-K, the contents of which are incorporated herein by reference.

Craig Johnson

On July 27, 2009, TPTX entered into a second amended and restated employment agreement with our Chief Financial Officer, Craig Johnson. The second amended and restated employment agreement amends and restates the previously disclosed employment agreement between TorreyPines, TPTX and Mr. Johnson dated November 12, 2008, as amended February 3, 2009. This second amended and restated employment agreement was entered into in connection with the Merger and will become effective only upon the closing of the Merger. Upon effectiveness, if the Merger closes, this second amended and restated employment agreement shall replace and supersede all prior employment agreements between Mr. Johnson and TPTX and/or TorreyPines.

This second amended and restated agreement, once effective, will remain effective through February 28, 2010 and may be terminated by Mr. Johnson or TPTX at any time, with or without cause. Mr. Johnson’s second amended and restated employment agreement reflects his current annual base salary of $282,000. The agreement does not provide for any annual bonus or vacation.

Pursuant to the terms of Mr. Johnson’s second amended and restated employment agreement, in the event that Mr. Johnson is terminated for any reason, Mr. Johnson will be entitled to continue to receive his base salary through February 28, 2010.

In addition, if, following the effective time of Mr. Johnson’s second amended and restated employment agreement and prior to February 28, 2010, TPTX (i) sells to a third party buyer any equity securities of TPTX and the proceeds from such sale are used primarily for the development of TPTX’s product designated NGX426, (ii) completes a change of control transaction or (iii) enters into a partnership, option, or similar arrangement and such sale or equivalent transaction as described in clauses (i), (ii) or (iii) is approved by TPTX and is for aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX on or before February 28, 2010 of not less than $10 million, then promptly following the closing of such sale or equivalent transaction, (A) TPTX shall pay to Mr. Johnson an amount equal to (a) 3.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (b) 33%, and (B) TorreyPines shall pay to Mr. Johnson an amount equal to (x) 2.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (y) 33%.

The foregoing description of Mr. Johnson’s second amended and restated employment agreement is not complete and is qualified in its entirety by reference to a copy of Mr. Johnson’s amended and restated employment agreement filed as Exhibit 10.2 to this Form 8-K, the contents of which are incorporated herein by reference.

Paul Schneider

On July 27, 2009, TPTX entered into a second amended and restated employment agreement with our Vice President and General Counsel, Paul Schneider. The second amended and restated employment agreement amends and restates the previously disclosed employment agreement between TorreyPines, TPTX and Mr. Schneider dated November 12, 2008, as amended February 3, 2009. This second amended and restated employment agreement was entered into in connection with the Merger and will become effective only upon the closing of the Merger. Upon effectiveness, if the Merger closes, this second amended and restated employment agreement shall replace and supersede all prior employment agreements between Mr. Schneider and TPTX and/or TorreyPines.

This second amended and restated agreement, once effective, will remain effective through February 28, 2010 and may be terminated by Mr. Schneider or TPTX at any time, with or without cause. Mr. Schneider’s second amended and restated employment agreement reflects his current annual base salary of $217,700. The agreement does not provide for any annual bonus or vacation.

Pursuant to the terms of Mr. Schneider’s second amended and restated employment agreement, in the event that Mr. Schneider is terminated for any reason, Mr. Schneider will be entitled to continue to receive his base salary through February 28, 2010.

In addition, if, following the effective time of Mr. Schneider’s second amended and restated employment agreement and prior to February 28, 2010, TPTX (i) sells to a third party buyer any equity securities of TPTX and the proceeds from such sale are used primarily for the development of TPTX’s product designated NGX426, (ii) completes a change of control transaction or (iii) enters into a partnership, option, or similar arrangement and such sale or equivalent transaction as described in clauses (i), (ii) or (iii) is approved by TPTX and is for aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX on or before February 28, 2010 of not less than $10 million, then promptly following the closing of such sale or equivalent transaction, (A) TPTX shall pay to the Mr. Schneider an amount equal to (a) 3.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (b) 26%, and (B) TorreyPines shall pay to Mr. Schneider an amount equal to (x) 2.0% of the aggregate cash consideration (net of all costs and expenses associated with the sale or equivalent transaction) received by TPTX in the sale or equivalent transaction multiplied by (y) 26%.

The foregoing description of Mr. Schneider’s second amended and restated employment agreement is not complete and is qualified in its entirety by reference to a copy of Mr. Schneider’s amended and restated employment agreement filed as Exhibit 10.3 to this Form 8-K, the contents of which are incorporated herein by reference.

Item 8.01 Other Events.

On July 28, 2009, Raptor and TorreyPines issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release, titled, “Raptor Pharmaceuticals Corp. and TorreyPines Therapeutics, Inc. Announce Merger Agreement,” is attached hereto as Exhibit 99.1.

On July 24, 2009 TorreyPines’ Board of Directors unanimously approved cancelling the Special Meeting of Stockholders originally scheduled for July 9, 2009, which meeting has been adjourned until July 30, 2009, in order to pursue the completion of the Merger with Raptor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated July 27, 2009, by and among Raptor Pharmaceuticals Corp., TorreyPines Therapeutics, Inc., a Delaware corporation, and ECP Acquisition, Inc., a Delaware corporation. *

4.1	Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between TorreyPines and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company)

10.1	Second Amended and Restated Employment by and between Evelyn Graham and TPTX, Inc. dated July 27, 2009

10.2	Second Amended and Restated Employment by and between Craig Johnson and TPTX, Inc. dated July 27, 2009

10.3	Second Amended and Restated Employment by and between Paul Schneider and TPTX, Inc. dated July 27, 2009

99.1	Press Release titled “Raptor Pharmaceuticals Corp. and TorreyPines Therapeutics, Inc. Announce Merger Agreement.”

99.2	Form of Raptor Voting Agreement

99.3	Form of TorreyPines Voting Agreement

*   Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TorreyPines undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: July 28, 2009
	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated July 27, 2009, by and among Raptor Pharmaceuticals Corp., TorreyPines Therapeutics, Inc., a Delaware corporation, and ECP Acquisition, Inc., a Delaware corporation. *

4.1	Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between TorreyPines and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company)

10.1	Second Amended and Restated Employment by and between Evelyn Graham and TPTX, Inc. dated July 27, 2009

10.2	Second Amended and Restated Employment by and between Craig Johnson and TPTX, Inc. dated July 27, 2009

10.3	Second Amended and Restated Employment by and between Paul Schneider and TPTX, Inc. dated July 27, 2009

99.1	Press Release titled “Raptor Pharmaceuticals Corp. and TorreyPines Therapeutics, Inc. Announce Merger Agreement.”

99.2	Form of Raptor Voting Agreement

99.3	Form of TorreyPines Voting Agreement

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TorreyPines undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.